CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated August 20, 2010, relating to the financial statements and financial highlights of BlackRock Basic Value Fund, Inc. and Master Basic Value LLC, and August 26, 2010, relating to the financial statements and financial highlights of BlackRock Focus Value Fund, Inc., (the “Funds”) appearing in the Annual Report on Form N-CSR of each of the Funds for the year ended June 30, 2010, and to the references to us under the headings “Other Service Providers – Independent Registered Public Accounting Firm”, “Financial Highlights”, “Form of Agreement and Plan of Reorganization – Representations of the Target Fund”, and “Form of Agreement and Plan of Reorganization – Representations of the Acquiring Fund” in the Combined Prospectus/Proxy Statement, and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

March 31, 2011